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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: December 15, 1997
               Date of Earliest Event Reported: December 1, 1997



                          T & W FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                   WASHINGTON
         (State or other jurisdiction of incorporation or organization)


            0-23013                                    91-1844249
    (Commission File Number)             (I.R.S. Employer Identification No.)


6416 PACIFIC HIGHWAY EAST, TACOMA, WASHINGTON            98424
(Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (253) 922-5164

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ITEM 2.   Acquisitions of Assets.

          T & W Financial Corporation, the registrant, owns eighty-five percent (85%) of the membership interests of T & W Financial Services Company L.L.C. (the "Company"). On December 1, 1997, the Company acquired the Specialty Vehicle Finance Division of TransAmerica Commercial Finance Corporation ("Transamerica"). The acquired assets consist primarily of direct financing leases and floor plan financing receivables. The total purchase price for the assets acquired was approximately $60 million. The Company paid a premium of approximately $2.4 million to Transamerica. The acquisition premium was based on discounting the lease receivables and acquiring the floor plan receivables at par. In addition, the Company paid a premium for the net assets of the Specialty Vehicle Finance Division. The Company funded the acquistion through proceeds from T & W Financial Corporation's initial public offering as well as a bridge loan by CoreStates, N.A., and, eventually in January, 1998, will utilize a conduit securitization structure by CIBC Oppenheimer Corp. The acquisition will be handled under purchase accounting and it is anticipated that no gain will be booked due to the acquisition.

ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired.

               It is impractical to provide the required financial information at the time of filing this report. The required financial information will be filed by amendment to this Form 8-K no later than January 29, 1998.

          (b)  Pro Forma Financial Information.

               It is impractical to provide the required pro forma financial information at the time of filing this report. The required pro forma financial information will be filed by amendment to this Form 8-K no later than January 29, 1998.

          (c)  Exhibits.

               Exhibit Number           Description

                2.1* Asset Purchase and Sale Agreement dated as of November 12, 1997


* Portions of this Agreement are omitted pursuant to a Confidential Treatment Request under Rule 24-b2 of the Securities and Exchange Act of 1934.


                                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

                                      T & W Financial Corporation
                                              (Registrant)


Date: December 15, 1997           By: /s/ PAUL LUKE
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                                      Paul Luke
                                      Senior Vice President, Chief Financial
                                      Officer, Secretary, Treasurer and Director


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